UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  JANUARY 20, 2010

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The RICHMOND (the Company’s only drilling rig located in the U.S. Gulf of Mexico) has been awarded a one (1) well contract (at a dayrate of $35,500) by Contango Operations Inc. (“Contango”), the drilling, of which, will be managed by Applied Drilling Technology  Inc.   The drilling of this well (expected to take around sixty (60) days to complete) will commence immediately upon the rig completing its current commitment which is expected to extend to around mid-February 2010.  Following completion of the Contango well, the rig will immediately commence drilling one (1) well for Rooster Petroleum, LLC at a dayrate of $36,000.  This well is expected to take around forty (40) days to complete.

The VICKSBURG (owned and operated by our wholly-owned subsidiary, Atwood Oceanics Pacific Limited) continues to work offshore Thailand under a contract commitment with NuCoastal (Thailand) Limited (“NuCoastal”).   NuCoastal has exercised its option to add three (3) additional months to the contract commitment which will now extend to June 30, 2010.  The contract provides for a dayrate of $90,000 and includes one additional option for six months which must be exercised by April 1, 2010.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

EXHIBIT 99.1    Press Release dated January 20, 2010

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1	Press Release dated January 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: January 20, 2010